UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2016

NiSource Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 22, 2016, the Board of Directors of NiSource Inc. (“NiSource”) appointed Wayne S. DeVeydt as a director of NiSource for a term continuing until the 2016 annual meeting of the stockholders and until his successor has been duly elected or appointed and qualified. There is no arrangement or understanding between Mr. DeVeydt and any other person pursuant to which he was selected as a director of NiSource. Mr. DeVeydt does not have any direct or indirect material interest in any transaction or proposed transaction involving NiSource required to be reported under Item 404(a) of Regulation S-K. As of the date hereof, the Board of Directors has not determined any committee appointments for Mr. DeVeydt.
Consistent with NiSource’s compensation practices for non-employee directors, Mr. DeVeydt will receive an annual retainer of $210,000, consisting of $90,000 in cash and an award of restricted stock units valued at $120,000 at the time of the award.
On March 24, 2016, NiSource issued a press release announcing the appointment of Mr. DeVeydt as a director of the company. A copy of that press release is filed as an exhibit to this report and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
99.1	Press Release issued on March 24, 2016 by NiSource Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

March 24, 2016	By:	/s/ Carrie J. Hightman
Carrie J. Hightman
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press Release issued on March 24, 2016 by NiSource Inc.